October 19, 2011	Mr. Richard G. Spencer
President & Chief Executive Officer
(412) 367-3300
E-mail: rspencer@fidelitybank-pa.com

For Immediate Release

FIDELITY BANCORP, INC.
ANNOUNCES FOURTH QUARTER
COMMON STOCK DIVIDEND

COMMON STOCK DIVIDEND

PITTSBURGH, PA – October 19, 2011 – The Board of Directors of Fidelity Bancorp, Inc., (Nasdaq: FSBI) the holding company for Fidelity Bank, declared on October 18, 2011 a quarterly cash dividend of $ .02 per share on the Company’s common stock. The dividend is payable November 30, 2011 to stockholders of record November 15, 2011. This represents the 93rd uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company of Fidelity Bank, a Pennsylvania chartered, FDIC-insured savings bank conducting business through thirteen (13) offices in Allegheny and Butler counties.